Pericom Semiconductor:

Enabling Serial Connectivity

(NASDAQ: PSEM)

Q4 Fiscal Year 2010 Earnings

PERICOM®
Enabling Serial Connectivity

Safe Harbor

- This presentation will include remarks about future expectations, plans and prospects for Pericom which constitute forward-looking statements for purposes of the safe-harbor provisions under applicable federal securities laws. Such forward-looking statements include the statements in the slide entitled "Q1 FY11 Business Outlook", which sets forth expected revenues, gross margin and other financial results for the fiscal first quarter .
- Actual results may differ materially from our forward-looking statements, as a result of various important risks and uncertainties, including unexpected softness in demand for our products, price erosion for certain of our products, customer decisions to reduce inventory and other risks and uncertainties which are detailed and may be reviewed in the Company's filings with the SEC.
- All forward-looking statements included in this presentation are made as of the date of this presentation, and Pericom expressly disclaims any obligation to update the information provided in this presentation, except as required by law.
- We encourage you to review our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC and, in particular the risk factor sections of those filings.

Q4 Earnings Overview

Quarterly (Q4 FY10 included an extra week):

- Quarterly revenue of $41.5 M
  - Up 13% Q-to-Q and 40% vs. Q4 FY09
  - (Up 5% Q-to-Q and 30% vs. Q4 FY09 after normalized for an extra week)
- End market shipment mix
  - Computer at 45%, communication at 35%, consumer at 11%, other 9%
- Geographic distribution
  - US at 10%, Asia at 85%, Europe at 5%
- Channel sales mix
  - Domestic distribution at 6%, international distribution at 57%, contract manufacturers at 24%, OEMs at 13%

Q4 Earnings Overview

Quarterly (Q4 FY10 included an extra week):

- **Gross margin of 36.7%**
  - Q4 gross margin increased 146 bps sequentially and 806 bps vs. Q4 FY09
- **Operating expense of $12.0 M vs. $10.5 M last Q included:**
  - Stock-based compensation expenses of $1.2 M
  - Extra week expenses were approximately $0.5 M
- **Operating income of $3.3 M vs. $2.5 M last Q**
  - Operating income margin of 7.9 %
- **GAAP Net income of $3.9 M vs. $3.1 M last Q**
  - Net profit margin of 9.4%
  - GAAP EPS of 15 cents vs. 12 cents last Q
- **Tax Rate of 27.1% for Q4**

FY10 Earnings Overview

Annually:

- **Gross margin of 34.6%**
  - FY10 gross margin increased 103 bps vs. FY09
- **Operating expense of $43.7 M vs. $40.1 M last year**
  - Included stock base compensation expenses of $4.0 M
- **Operating income of $7.1 M vs. $3.0 M last year**
  - Operating income margin of 4.8 %
- **Net income of $10.8 M vs. $6.1 M last year**
  - Net profit margin of 7.3%
  - GAAP EPS of 42 cent vs. 24 cents last year
- **YTD Tax Rate of 31.8%**

Strong Balance Sheet

	Jun. 2010
Cash & Investments	$119M
Working Capital	$138M
Total Assets	$256M
Total Liabilities	$34M
Shareholders' Equity	$222M
Book Value/Share	$8.80
Cash & Investments/Share	$4.72

PTI Buy-out Considerations

- Pericom previously held 40.6% ownership (fully diluted)
- Buying 59.4% remaining shares
- Will pay $29M cash upfront for the remaining 59.4%
- $6M potential earn-out
- Expect to close latter part of FY Q1

PTI FY10 Financials

- Revenues
  - Q4 $5.5M,
  - FY10 $17.9 M, representing 49% increase over prior year
- Gross Margin
  - Q4 53%, FY10 51%
- Operating Margin
  - Q4 30%, FY10 26%
- Cash & Investments
  - $19.9M at the end of Q4
- Headcount
  - 99 at the end of Q4

PTI Market Segments and Locations

- **Market Segments / Product Lines**
  - Telecom 44%
  - Consumer 23%
  - Portable Power 26%
  - Other 7%

- **PTI locations:**
  - Headquartered in Hong Kong
  - Operations in Shanghai and Shenzhen

Q4 Product Mix and Key Customers

- Product mix as % of revenues
  - IC at 63%
    - Included analog switch at 30%, digital switch at 7%, silicon clocks at 8%, connect at 16%, interface at 2%
  - FCP at 37%
- Top five end customers
  - Accounted for 27% of total revenue
  - One customer accounted for over 10% of total revenue

New Products –4QFY10

- Pericom introduced a total of 9 new products across the Signal Integrity, Connectivity, and Timing product areas in our 4QFY10:

- **Signal Integrity:**
  - Pericom introduced 2 new ReDriver™ products - addressing SATA2 and USB3 protocols. These products address volume computing and embedded applications.
- **Connectivity:**
  - Pericom introduced 3 new switching and connectivity products across PCIe, USB, VGA, and Display Port protocols. The PCIe to USB2.0+PCIe product is the first to combine bridging and switching of multiple high-speed serial protocols. These products target the Computing, Server, Networking, and Embedded market segments.
- **Timing**
  - Pericom introduced 4 new products – 2 advanced clock generators aimed at access router networking platforms, 1 advanced crystal oscillators (XO) targeting 10Gb Ethernet, and a new family of very small footprint crystals aimed at volume ultra-mobility products such as cell phones, PDA, and smart card applications.

Q1 FY11 Business Outlook

(with acquisition of PTI)

$ - millions	Excludes PTI	Includes PTI
Revenue	$40.5 to $42.5	$42 to $45
Gross Margin	36% to 38%	37% to 38%
Operating Expense (Stock-based compensation expenses of $1.2M) * (includes $0.5M of acquisition related expenses)	$11.0 to $11.5	$11.9 to $12.5
Other Income	$0.9	$0.9
Net Income in unconsolidated affiliates	$0.6	$0.4
Tax Rate	32%	31%

* Acquisition related expenses include legal, financial advisory, and other one-time related costs.



Q & A

Pericom Semiconductor:

Enabling Serial Connectivity

(Nasdaq: PSEM)

Fiscal 4Q10 Earnings

PERICOM®
Enabling Serial Connectivity